CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.30

SETTLEMENT AGREEMENT

This Settlement Agreement (including Exhibit A, this “Settlement Agreement”) is made and entered into, as of November 27, 2012, by and between, on the one hand, Cadence Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (“Cadence”), and SCR Pharmatop, a civil law partnership organized and existing under the laws of France (“Pharmatop” and, together with Cadence, the “Cadence Parties”), and, on the other hand, Paddock Laboratories, LLC, a limited liability company formed under the laws of Delaware (“Paddock LLC”), and Perrigo Company, a corporation organized under the laws of Michigan (“Perrigo” and, together with Paddock LLC, the “Paddock Parties”). Each of the Cadence Parties and Paddock Parties is referred to as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, Pharmatop owns, Cadence is the exclusive sub-licensee of, and the Cadence Parties have the right to enforce, U.S. Patent Nos. 6,028,222 (“the ’222 Patent”) and 6,992,218 (“the ’218 Patent”), which are listed in the U.S. Food and Drug Administration’s (“US FDA”) publication, Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the “Orange Book”), in connection with approved New Drug Application (“NDA”) No. 022450 for the drug formulation OFIRMEV® (injectable acetaminophen) 10 mg/mL, 100 mL vials (“Cadence Product”), which product Cadence has sold or sells in the United States of America;

WHEREAS, Paddock [Laboratories, Inc., the assets and liabilities of which have since been transferred to Paddock LLC (“Paddock Inc.” and, together with Paddock LLC, “Paddock”),] notified Cadence that it had submitted Abbreviated New Drug Application (“ANDA”) No. 202605 to the US FDA under Section 505(j)(2)(B) of the Food, Drug and Cosmetic Act, seeking the US FDA’s approval to manufacture, use and sell an injectable acetaminophen drug product in the United States of America as a generic version of Cadence’s Product (“Paddock’s Product”) prior to expiration of the ’218 Patent and the ’222 Patent (“Paddock ANDA”);

WHEREAS, Cadence commenced a civil action against Paddock before the United States District Court for the District of Delaware (“District Court”), Cadence Pharmaceuticals, Inc. & SCR Pharmatop v. Paddock Laboratories, Inc. et al., No. 1:11-cv-00733-LPS, alleging, inter alia, that the filing of the Paddock ANDA constituted an act of infringement under 35 U.S.C. § 271(e)(2)(A) of the ’218 Patent and the ’222 Patent (“Pending Litigation”); and

WHEREAS, the Parties are willing to settle the Pending Litigation on the terms set forth herein and in a License Agreement (as defined below), in an effort to avoid further litigation and contain associated fees, costs, and expenses.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in the License Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. All capitalized terms used, but not otherwise defined herein, shall have the meanings set forth in the License Agreement (defined below). As used herein, the following capitalized terms shall have the meanings ascribed to them below:

“Commercially Reasonable Efforts” means the reasonable, diligent, and good-faith efforts as a Party would normally use to accomplish a similar objective under similar circumstances.

“Effective Date” means the date on which the District Court has entered a Stipulation and Order of Dismissal in the Pending Litigation, and all orders, decisions and finding underlying such final judgment are merged therein.

“Execution Date” means the date on which all the Parties have executed this Settlement Agreement.

“License Agreement” means the License Agreement, between the Parties hereto, attached to this Settlement Agreement as Exhibit B.

“Pending Claims” means all claims asserted in, arising out of, or relating to the Pending Litigation.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

2. Antitrust Review.

(a) As soon as practicable and in no event later than [***] following the Execution Date, the Parties shall submit this Settlement Agreement and the License Agreement to the appropriate personnel at the United States Federal Trade Commission and Antitrust Division of United States Department of Justice (“Agencies”) for review under Section 1112 of the Medicare Prescription Drug Improvement and Modernization Act of 2003. Each Party shall notify the other Parties when it has submitted this Settlement Agreement to the Agencies.

(b) If, within [***] of receipt of this Settlement Agreement by the Agencies, any Agency objects to, responds to, or otherwise comments on such submission, or requests information concerning such submission, the Parties shall use Commercially Reasonable Efforts to address or resolve such objection, response or comment and respond to such request for information; provided, however, that such Commercially

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Reasonable Efforts shall not result in a material change to the rights and obligations of the Parties under this Settlement Agreement and the License Agreement, except as the Parties may otherwise mutually agree in writing. Such Commercially Reasonable Efforts to address or resolve any such objection, response or comment or respond to such request shall continue for a period of not more than [***] from when the objection, response or comment is first raised or the request is first made, unless the Parties mutually agree in writing to extend such [***] period. During such [***] or agreed extension thereof, all obligations under this Settlement Agreement and the License Agreement shall be temporarily suspended while the Parties engage in commercially reasonable and good-faith efforts to address or resolve any such objection, response or comment, or to respond to such request, by any such Agency. If, despite such Commercially Reasonable Efforts, either Party concludes that the Parties are unable to adequately address or resolve any such objection, response or comment, or to respond to such request for information during such [***] period or agreed extension thereof, the Parties shall, unless they agree otherwise in writing, promptly reinstate the Pending Litigation. In the event of such reinstatement, the Parties shall use Commercially Reasonable Efforts to return the Parties to the position they were in before signing this Settlement Agreement; and the Paddock Parties shall not challenge the applicability or reinstatement of the full balance of any stay of US FDA approval existing as of the Execution Date as to which the Paddock ANDA would have been subject but for the execution of this Settlement Agreement and the License Agreement, and, in the event the stay cannot be reinstated, each of the Paddock Parties hereby consent to the entry of a preliminary injunction prohibiting any of the Paddock Parties from manufacture or sale of Paddock’s Product for the full balance of any time the stay existing as of the Execution Date would have been in effect, but for the execution of this Settlement Agreement and the License Agreement. None of the Paddock Parties shall market Paddock’s Product prior to the date on which any such stay existing as of the Execution Date would have expired but for the execution of the Settlement Documents and entry of the Litigation Stay. Upon accomplishing such reinstatement, this Settlement Agreement and the License Agreement shall terminate and shall be void ab initio.

3. Stipulation to Order of Dismissal. In consideration of the mutual benefits of entering into this Settlement Agreement, the Parties shall enter into and cause to be filed with the District Court, within [***] after the Execution Date, a stipulation and proposed order dismissing with prejudice all claims, defenses and counterclaims as between the Cadence Parties and the Paddock Parties in the Pending Litigation, substantially in the form annexed hereto as Exhibit A (“Stipulation and Order of Dismissal With Prejudice”). If the District Court raises an objection to, or does not grant, the Stipulation and Order of Dismissal With Prejudice in substantially the same form as that annexed hereto as Exhibit A, the Parties shall confer in good faith and revise the Stipulation and Order of Dismissal With Prejudice consistent with the requirements of the District Court and this Settlement Agreement and License Agreement. The Parties agree that this Settlement Agreement (except for Sections 1 and 2 hereof) and the License Agreement (collectively, the “Settlement Documents”) shall not become effective, and shall not be binding on any such Party and shall not have any force or effect, until the Effective Date. In the event

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that an order dismissing the Pending Litigation with prejudice is not entered within [***] from the date the Stipulation and Order of Dismissal With Prejudice was first submitted to the District Court (or by such later date as the Parties may mutually agree in writing), the Settlement Documents shall terminate and shall be void ab initio.

4. Settlement and Release. From the Effective Date, the Parties agree as follows:

(a) The Cadence Parties, on behalf of themselves and their respective Affiliates, hereby release, acquit, and discharge the Paddock Parties and their respective Affiliates from all Pending Claims. The foregoing release discharge covers all of such Pending Claims, from the beginning of time through and including the Effective Date.

(b) The Paddock Parties, on behalf of themselves and their respective Affiliates, hereby release, acquit, and discharge the Cadence Parties and their respective Affiliates from all Pending Claims. The foregoing release covers all of such Pending Claims, from the beginning of time through and including the Effective Date.

5. Scope of Settlement and Release. Notwithstanding anything to the contrary elsewhere in Sections 3 and 4, nothing in this Settlement Agreement is intended to prevent or preclude any of the Parties (a) from participating in (including, without limitation, initiating) future proceedings that bear upon or relate to (i) the Parties’ respective obligations or rights under this Settlement Agreement and/or the License Agreement, including, without limitation, post-Effective Date treatment or resolution of issues related to and/or the enforcement of this Settlement Agreement and/or the License Agreement, or (ii) subject to Section 4.6 of the License Agreement, claims that are unrelated to either the Pending Litigation or Paddock’s Product, or (b) from invoking the continuing jurisdiction of the District Court to enforce this Settlement Agreement and/or the License Agreement.

6. Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Parties as follows:

(a) that such Party has obtained the advice of legal counsel prior to such Party’s execution and delivery of the Settlement Documents, and that such Party’s execution and delivery of this Settlement Agreement containing the releases set forth above are made voluntarily, with full knowledge of their significance, and with the express intention of extinguishing all obligations;

(b) the Settlement Documents have been duly executed and delivered and constitute the legal, valid, and binding obligations of such Party, enforceable in accordance with their terms;

(c) the execution, delivery, and performance of the Settlement Documents do not and will not violate or conflict with any provision of such Party’s Certificate of Incorporation or bylaws, or other operating or partnership agreement, as applicable and in effect on the Execution Date;

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(d) that such Party: (i) has read the Settlement Documents, (ii) fully understands all the terms and conditions thereof and the meaning of each provision thereof (including specifically the releases and covenants contained herein), and (iii) has entered into the Settlement Documents of its own free will and volition, has been advised to consult counsel, has had the opportunity to consult with counsel concerning the Settlement Documents, and freely and voluntarily enters into them; and

(e) the Settlement Documents were negotiated by the Parties on an arm’s-length basis.

7. Acknowledgements, Settlement Agreements and Covenants. The Parties consent to the jurisdiction and venue of the District Court for the purposes of the settlement of the Pending Litigation and enforcement of the terms of the Settlement Documents. The Parties acknowledge and agree that any breach of the License Agreement shall constitute a breach of this Settlement Agreement. Subject to the terms of the License Agreement, the Paddock Parties acknowledge and admit that, in the absence of the License Agreement, the making, using, selling, offering for sale, or importing of the Paddock Product would infringe the claims of the ’218 Patent and the ’222 Patent, that the filing of the Paddock ANDA No. 202605 was a technical act of infringement with respect to the ’218 Patent and the ’222 Patent, and that the claims of the ’218 Patent and the ’222 Patent are valid and enforceable.

8. Confidentiality. The terms of the Settlement Documents and the negotiations of the Parties pertaining thereto shall be maintained in confidence by the Parties except as is: (i) required by statute, ordinance or regulation, including, without limitation, SEC reporting requirements, or by the rules or regulations of any stock exchange that a Party is subject to; (ii) required pursuant to compulsory legal process or by discovery obligations incident to litigation; (iii) necessary for the exercise of the rights granted to the Parties under the Settlement Documents, including that the Paddock Parties may disclose such terms to the US FDA as may be reasonably necessary in obtaining and maintaining final approval of the Paddock ANDA and launching Paddock’s Product that is the subject of the Paddock ANDA, when and only when as provided by the License Agreement; (iv) expressly provided in this Settlement Agreement; or (v) expressly permitted under this Section 8, or as otherwise agreed to in writing by the Parties.

(a) If a Party is disclosing information relating to the Settlement Documents because it is required to do so to comply with statutory, regulatory, or legal process requirements, including its reporting requirements under the SEC rules, or any national securities exchange on which it is listed, such Party intending to make such disclosure shall give the other Parties at least [***] prior notice in writing of the text of the intended disclosure, unless such statutory, regulatory, or legal process requirements would require earlier disclosure, in which event, the notice shall be provided as early as practicable.

(b) Such disclosing Party shall request confidential treatment with respect to the terms of the Settlement Documents and to use commercially reasonable efforts to have redacted such provisions of the Settlement Documents as the Parties may agree

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from any copies filed pursuant to such statutory, regulatory, or legal process requirements. Without limiting the generality of the foregoing, if a Party determines that it will be required to file the Settlement Documents as provided above, promptly after the giving of notice by such Party as contemplated above, the Parties shall use Commercially Reasonable Efforts to agree on those provisions of the Settlement Documents that the Parties will seek to have redacted as provided above.

(c) Each Party may disclose the terms of the Settlement Documents to its respective Affiliates, insurers, lenders, attorneys, and accountants, subject to such Affiliates, insurers, lenders, attorneys, accountants, and potential investors, acquirors or merger partners, being bound by confidentiality obligations.

9. Public Documents. The Parties recognize that, once it is filed with the District Court, the Stipulation and Order of Dismissal With Prejudice will be a matter of public record and therefore will not be subject to any confidentiality restrictions herein. The Parties also recognize that, upon the filing of the Stipulation and Order of Dismissal With Prejudice with the District Court, the fact that the Parties have settled the Pending Litigation will be a matter of public record and thus will not be subject to any confidentiality restrictions herein; provided, however, that, subject to the terms of the License Agreement, the terms of such settlement shall be maintained in confidence as provided by Section 8 above.

10. Press Release. Notwithstanding the foregoing, after the District Court grants dismissal of the Pending Litigation, any Party may, without prior written approval, announce that the Parties have entered into settlement and license agreements. Except as permitted hereunder or under the License Agreement, the terms of such settlement and license agreements shall remain confidential.

11. General Provisions.

(a) The Settlement Documents contain the entire settlement terms pertaining to the subject matter hereof, and supersede any prior or contemporaneous negotiations, representations, settlement agreements, and understandings of the Parties with respect to such subject matter, whether written or oral. The Parties acknowledge that they have not relied on any promise, representation, or warranty, expressed or implied, not contained in the Settlement Documents.

(b) This Settlement Agreement is the result of good faith negotiations and compromise. The Settlement Agreement and the releases contained in this Settlement Agreement affect the Pending Claims, and, except as expressly set forth in this Settlement Agreement, nothing set forth herein shall be construed as an admission by any Party hereto of any liability of any kind to the other, or to any other Person.

(c) Each of the Parties covenants and agrees, severally and for itself and its Affiliates only, to take additional actions that may be reasonably necessary or appropriate to fully effectuate the terms, intent, and conditions of this Settlement Agreement.

(d) This Settlement Agreement shall inure to the benefit of the Parties and shall be binding upon the Parties and their respective successors and permitted assigns.

(e) Each Party acknowledges and agrees that money damages would not be a sufficient remedy for any breach of this Settlement Agreement or the License Agreement by another Party, as the case may be, and that the non-breaching Party or Parties will be entitled to equitable relief, including a temporary restraint, a preliminary injunction, a permanent injunction, and specific performance for any such breach. Such remedies are not to be the exclusive remedies for a breach of this Settlement Agreement or the License Agreement, but will be in addition to all other remedies available at law or equity.

(f) This Settlement Agreement will be deemed to have been drafted jointly by the Parties and therefore no provision of this Settlement Agreement shall be construed against any Party on the theory that a particular Party drafted such provision.

(g) This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. All actions and proceedings arising out of or relating to this Settlement Agreement or the License Agreement shall be heard and determined exclusively in the District Court, and each Party irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the District Court, that its property is exempt or immune from attachment or execution, that such action or proceeding is brought in an inconvenient forum, that the venue of such action or proceeding is improper, or that this Settlement Agreement or the License Agreement or the transactions contemplated hereby or thereby may not be enforced in or by the District Court. In the event that the District Court lacks subject-matter jurisdiction, the provisions of this paragraph apply equally to the Delaware state courts.

(h) This Settlement Agreement may be executed simultaneously in any number of counterparts, and sent via facsimile or e-mail to the other Parties, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document. Telefacsimile or e-mail transmissions of any executed original counterpart signature page to this Settlement Agreement and/or retransmission of any such executed telefacsimile or e-mail transmission shall be deemed to be the same as the delivery of an executed original and the Parties may not claim any defect based upon another Party’s inability to produce a “hard” signature copy. At the request of a Party, a Party shall confirm fax transmissions by executing duplicate original documents and delivering the same to the requesting Party.

(i) Headings in this Settlement Agreement are for convenience of reference only and shall not affect its interpretation or construction.

(j) Each Party shall bear its own costs, fees, and expenses in any way related to the negotiation, preparation, execution, and delivery of this Settlement Agreement and the obligations and releases contained herein.

(k) Assignment of this Settlement Agreement is subject to the same terms and conditions as the assignment of the License Agreement, and this Settlement Agreement may be assigned only in connection with (and to the assignee of) an assignment of the License Agreement. Notwithstanding anything in this Settlement Agreement to the contrary, assignment of this Settlement Agreement shall not release any claims against a Person that is not a Party or an Affiliate of a Party on the Execution Date.

(l) As used in this Settlement Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Settlement Agreement as a whole, as the same may from time to time be amended or supplemented, and not to any particular subdivision contained in this Settlement Agreement. The word “including” when used herein is not intended to be exclusive, or to limit the generality of the preceding words, and means “including, without limitation”. Where a Party’s consent is required hereunder, except as otherwise specified herein, such Party’s consent may be granted or withheld in such Party’s sole discretion.

12. Notices. All notices pursuant to this Settlement Agreement shall be provided, by (a) fax or e-mail, followed by sending a copy by first class mail or express delivery service, and (b) first class mail or express delivery service, as follows and shall be deemed effective upon receipt of same:

If to the Cadence Parties:

Cadence Pharmaceuticals, Inc.

12481 High Bluff Drive, Suite 200

San Diego, California 92130

Attention: General Counsel

Phone: [***]

Fax: [***]

Email: [***]

and

Kenneth Schuler

Latham & Watkins

233 South Wacker Drive, Suite 5800

Chicago, IL 60606

Phone: [***]

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Fax: [***]

Email: [***]

and

SCR Pharmatop

10, Square St. Florentin

78150 Le Chesnay, France

Attention: Managing Director

Phone: [***]

Fax: [***]

Email: [***]

and

Didier Ravaud

SCP Ayme Ravaud Leguen

10 rue Cimarosa 75116

Paris, France

Phone: [***]

Fax: [***]

Email: [***]

and

Charles Weiss

Holland & Knight LLP

31 West 52nd Street

New York NY 10019

Phone: [***]

Fax: [***]

Email: [***]

and

Thomas C. Grimm

Morris, Nichols, Arsht & Tunnell LLP

1201 North Market Street

P.O. Box 1347

Wilmington, DE 19899-1347

Phone: [***]

Fax: [***]

Email: [***]

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If to the Paddock Parties:

Paddock Laboratories, LLC

c/o Perrigo Company

515 Eastern Avenue

Allegan, MI 49010

Attention: General Counsel

Phone: [***]

Fax: [***]

Email: [***]

and

Perrigo Company

515 Eastern Avenue

Allegan, MI 49010

Attention: General Counsel

Phone: [***]

Fax: [***]

Email: [***]

and

Jeffrey S. Ward

Merchant & Gould P.C.

10 East Doty Street, Suite 600

Madison, WI 53703

Phone: [***]

Fax: [***]

Email: [***]

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have each caused this Settlement Agreement to be executed by their authorized representatives as of the Execution Date.

Cadence Pharmaceuticals, Inc.

By	/s/ Theodore R. Schroeder

Name:	Theodore R. Schroeder

Title:	President and CEO

SCR Pharmatop

By	/s/ Dietlin

Name:	Dietlin

Title:	General Manager

Paddock Laboratories, LLC

By	/s/ Sharon Kochan

Name:	Sharon Kochan

Title:	EVP

Perrigo Company

By	/s/ Ronald Winowiecki

Name:	Ronald Winowiecki

Title:	Treasurer

EXHIBIT A

Stipulation and Order of Dismissal With Prejudice

UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

)
CADENCE PHARMACEUTICALS, INC.	)
AND SCR PHARMATOP,	)
)
Plaintiffs,	)
	)	C.A. No. 11-733-LPS
v.	)
)
PADDOCK LABORATORIES, INC.;	)
PERRIGO COMPANY; PADDOCK	)
LABORATORIES, LLC; EXELA PHARMA	)
SCIENCES, LLC; EXELA PHARMSCI, INC.;	)
and EXELA HOLDINGS, INC;	)
)
Defendants.	)

STIPULATION TO ORDER OF DISMISSAL

PURSUANT TO FED. R. CIV. P. 41(a)(2)

Pursuant to Rule 41(a)(2) of the FEDERAL RULES OF CIVIL PROCEDURE, the Plaintiffs, Cadence Pharmaceuticals, Inc. and SCR Pharmatop, and Defendants Perrigo Company, Paddock Laboratories, Inc., and Paddock Laboratories, LLC (collectively “the Parties”) hereby stipulate to the entry of the attached proposed Order of Dismissal, dismissing with prejudice all claims, counterclaims, and defenses as between the Parties, with the Parties bearing their own costs.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP	POTTER ANDERSON & CORROON LLP

Jack B. Blumenfeld, Esq. Thomas C. Grimm, Esq. 1201 North Market Street P.O. Box 1347 Wilmington, DE 19899 Attorneys for Plaintiffs Cadence Pharmaceuticals, Inc. and SCR Pharmatop

Richard L. Horwitz, Esq.

David E. Moore, Esq.

Hercules Plaza, 6th Floor

1313 N. Market Street

Wilmington, DE 19801

Attorneys for Defendants

Perrigo Company, Paddock Laboratories,

Inc., and Paddock Laboratories, LLC.

OF COUNSEL: LATHAM & WATKINS LLP	OF COUNSEL: MERCHANT & GOULD P.C.

Kenneth G. Schuler, Esq.

233 S. Wacker, Suite 5800

Chicago, Illinois 60606

Telephone No.: [***]

Attorneys for Plaintiff

Cadence Pharmaceuticals, Inc.

HOLLAND & KNIGHT LLP

Charles A. Weiss, Esq.

31 West 52nd Street

New York, NY 10019

Telephone No.: [***]

Attorneys for Plaintiff

SCR Pharmatop

Jeffrey S. Ward, Esq. 10 East Doty Street, Suite 600 Madison, WI 53703 Telephone No. [***] Attorneys for Defendants Perrigo Company, Paddock Laboratories, Inc., and Paddock Laboratories, Inc.

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UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

)
CADENCE PHARMACEUTICALS, INC.	)
AND SCR PHARMATOP,	)
)
Plaintiffs,	)
	)	C.A. No. 11-733-LPS
v.	)
)
PADDOCK LABORATORIES, INC.;	)
PERRIGO COMPANY; PADDOCK	)
LABORATORIES, LLC; EXELA PHARMA	)
SCIENCES, LLC; EXELA PHARMSCI, INC.;	)
and EXELA HOLDINGS, INC.;	)
)
Defendants.	)

[Proposed] ORDER OF DISMISSAL

Pursuant to Rule 41(a)(2) of the FEDERAL RULES OF CIVIL PROCEDURE, and pursuant to and based on the stipulation of Plaintiffs, Cadence Pharmaceuticals, Inc. and SCR Pharmatop, and Defendants Perrigo Company, Paddock Laboratories, Inc. and Paddock Laboratories, LLC (collectively “the Parties”), it is hereby ORDERED that all claims, counterclaims and defenses as between the Parties, are dismissed with prejudice. The Parties shall bear their own costs.

SO ORDERED:

This      day of             , 2012

Honorable Leonard Stark
United States District Court Judge